UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

CCPT III E-mail Instructions

The following e-mail should be used when contacting customers regarding the Annual Meeting of Stockholders for Cole Credit Property Trust III, Inc.:

“Dear [Name of stockholder]:

I’m contacting you on behalf of Cole Credit Property Trust III, Inc. I just wanted to make sure that you received the material recently sent to you regarding the upcoming Annual Meeting. The meeting will take place on May 25, 2010, so it is very important for you to cast your vote as soon as possible, before the meeting date if you are not planning to attend the meeting. Please be aware, for your convenience you can cast your vote via mail, phone, Internet or verbally or via e-mail through me.

The purpose of the Annual Meeting is to:

1.	To elect 6 individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

2.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors recommendation:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS AND “FOR” ALL OTHER PROPOSALS.

Voter Eligibility:

Stockholders of record at the close of business March 26, 2010 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

If you have read the proxy materials and wish to provide your voting instructions to me, simply reply to this e-mail with the response “Yes” if you wish to vote in favor of the proposal, “No” if you wish to vote against the proposal or “Abstain” if you wish to abstain.

I will forward your voting instructions to a Cole representative who will record your vote. A letter confirming your vote will be mailed to you within 72 hours. Please review this confirmation and contact us at 1-866-341-2653 before the meeting date, if there was any error in the recording of your vote or if you would like to change your vote for any reason.

Sincerely,

[signature]”